Exhibit 99.1

AdTheorent Holding Company, Inc. Reports Fourth Quarter and Full-Year 2023 Financial Results

Fourth quarter revenue increased 15.2%

Exceeded fourth quarter and full-year guidance

New York, NY — March 12, 2024 — AdTheorent Holding Company, Inc. (Nasdaq: ADTH) (“AdTheorent” or “the Company”), a machine learning pioneer and industry leader using privacy-forward solutions to deliver measurable value for programmatic advertisers, today announced fourth quarter and full-year 2023 financial results.

“AdTheorent completed its second full year as a public company with great momentum, recording more than 15% revenue growth in Q4,” said James Lawson, CEO of AdTheorent. “Our advanced ID-independent machine learning technology and algorithmic audience solutions position us for revenue growth and industry leadership in the post-cookie world, and our team is executing at a high level to take advantage of this significant opportunity.”

Fourth Quarter 2023 Financial Highlights:

•
Revenue was $59.7 million, a 15.2% increase compared to $51.8 million in fourth quarter 2022.
•
Gross profit was $31.7 million, up 19.3%, from $26.5 million in fourth quarter 2022. Gross Profit Margin was 53.1%, compared to 51.3% in fourth quarter 2022.
•
Adjusted Gross Profit* was $39.9 million, an increase of $6.2 million, or 18.2%, compared to fourth quarter 2022. Adjusted Gross Profit Margin was 66.9%, compared to 65.2% in fourth quarter 2022.
•
Net income was $1.3 million compared to $7.6 million in fourth quarter 2022. In fourth quarter 2023, the Company recognized a total of $0.1 million in mark to market losses related to the fair value of the Seller’s Earn-Out and Warrants liabilities compared to gains of $3.3 million in fourth quarter 2022.
•
Adjusted EBITDA* was $13.6 million, an increase of $3.5 million, or 34.8%, from $10.1 million in fourth quarter 2022. Adjusted EBITDA* as a percentage of Adjusted Gross Profit* of 34.2% represented an increase from 30.0% in fourth quarter 2022.

Full-Year 2023 Financial Highlights:

•
Revenue was $170.8 million, a 2.8% increase compared to $166.1 million in full-year 2022.
•
Gross Profit was $81.7 million, down 1.2%, from $82.6 million in full-year 2022. Gross Profit Margin decreased to 47.8%, down from 49.8% in full-year 2022.
•
Adjusted Gross Profit* was $111.2 million, an increase of $1.4 million, or 1.3%, compared to full-year 2022. Adjusted Gross Profit Margin was 65.1% compared to 66.1% in full-year 2022.
•
Net results were break-even in full-year 2023 compared to net income of $28.8 million in full-year 2022. In full-year 2023, the Company recognized a total of $2.1 million in mark to market gains related to the fair value of the Seller’s Earn-Out and Warrants liabilities compared to $27.2 million in full-year 2022.
•
Adjusted EBITDA* decreased to $22.2 million in full-year 2023, a decrease of $0.1 million, or 0.7%, as compared to the full-year 2022. Adjusted EBITDA* as a percentage of Adjusted Gross Profit* of 19.9% represented a decrease from 20.3% in full-year 2022.

Business and Operating Highlights:

•
Average revenue per active customer increased 11.8%, consistent with the Company’s strategic focus on growing accounts with larger media budgets, including two global holding companies which completed platform evaluations and signed post-evaluation platform agreements in the first quarter, and a third holding company evaluation in progress.
•
AdTheorent’s self-service momentum accelerated, with 136% year-over-year revenue growth.
•
AdTheorent’s algorithm-based and ID-independent predictive audiences continued to yield strong customer addition with 85 active campaigns running in the fourth quarter, a 29% sequential increase from the 66 active campaigns in third quarter.
•
Despite being the Company’s largest industry offering, in the fourth quarter AdTheorent Health year-over-year revenue grew 89%.
•
Business consulting and market research firm, Frost & Sullivan named AdTheorent a leader in the Frost Radar™ for Demand-Side Platforms. The Frost Radar evaluated the top 13 DSPs on growth and innovation.
•
The Company remains focused on its opportunity to lead the post-cookie world, with tech, product and data science teams hard at work configuring AdTheorent machine-learning systems to leverage Google APIs and aggregate data exchanges as part of the post-cookie privacy framework.

*The Company prepares its consolidated financial statements in accordance with the U.S. generally accepted accounting principles (“GAAP”). Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how the Company defines and calculates these measures and a reconciliation thereof to the most directly comparable GAAP measures.

Full-Year 2024 Financial Outlook

Based on the current business environment, recent performance and the current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, the Company's outlook for the full-year 2024 includes the following:

•
Revenue in the range of $188.0 million to $195.0 million.
•
Adjusted Gross Profit* between 64% to 65% of revenue.
•
Adjusted EBITDA* margin of between 20% and 25% of Adjusted Gross Profit*.

Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for the Company to provide guidance on net income or to reconcile its Adjusted EBITDA guidance to net income without unreasonable efforts. Similarly, although the Company provides guidance for Adjusted Gross Profit, it is not able to provide guidance for Gross Profit, the most directly comparable GAAP measure. Certain elements of the composition of Gross Profit, including equity-based compensation, are not predictable, making it impractical for the Company to provide guidance on Gross Profit or to reconcile its Adjusted Gross Profit guidance to Gross Profit without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income and Gross Profit, which could be material to future results.

About AdTheorent:

AdTheorent uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's advanced machine learning-powered media buying platform powers its predictive targeting, predictive audiences, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Leveraging only non-sensitive data and focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals. AdTheorent is headquartered in New York, with fourteen locations across the United States and Canada.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was named “Best Buy-Side Programmatic Platform” in the 2023 Digiday Technology Awards and was honored with an AI Breakthrough Award and “Most Innovative Product” (B.I.G. Innovation Awards) for six consecutive years. Additionally, AdTheorent is the only seven-time recipient of Frost & Sullivan's “Digital Advertising Leadership Award.” In September 2023, evidencing its continued prioritization of its team, AdTheorent was named a Crain’s Top 100 Best Place to Work in NYC for the tenth consecutive year. AdTheorent ranked tenth in the Large Employer Category and 26th Overall in 2023. For more information, visit adtheorent.com.

Conference Call and Webcast Details:

AdTheorent will host a conference call and webcast at 4:30 p.m. ET today, March 12, 2024, to discuss its fourth quarter and fiscal year 2023 financial results and business highlights. The conference call can be accessed by (800) 715-9871 from the United States and Canada or (646) 307-1963 International with Conference ID 8315528. The live webcast of the conference call and other materials related to AdTheorent’s financial performance can be accessed from AdTheorent’s investor relations website at investors.adtheorent.com.

Following the completion of the call until 11:59 p.m. ET on Tuesday, March 19, 2024, a telephone replay will be available by dialing (800) 770-2030 from the United States and Canada or (609) 800-9909 International with Conference ID 8315528. A webcast replay will also be available at investors.adtheorent.com for 12 months.

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, Adjusted Gross Profit and Adjusted EBITDA, as well as statements regarding inflationary pressures and recessionary fears.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of the Company's control, that may cause the Company's business, strategy or actual results to differ materially from the forward-looking statements. The Company does not intend and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to AdTheorent's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and any subsequent filings on Forms 10-Q or 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

David DeStefano, ICR

AdTheorentIR@icrinc.com

(203) 682-8383

Press Contact:

Melanie Berger, AdTheorent

melanie@adtheorent.com

(850) 567-0082

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands, except per share data)

	As of December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$70,261	$72,579
Accounts receivable, net	71,288	56,027
Income tax recoverable	177	145
Prepaid expenses	4,515	1,466
Total current assets	146,241	130,217
Property and equipment, net	457	520
Operating lease right-of-use-assets	5,085	5,732
Investment in SymetryML Holdings	628	789
Customer relationships, net	—	4,475
Other intangible assets, net	7,969	6,708
Goodwill	34,842	34,842
Deferred income taxes, net	10,575	6,962
Other assets	299	359
Total assets	$206,096	$190,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	17,910	9,479
Accrued compensation	10,483	8,939
Accrued expenses	4,994	6,224
Operating lease liabilities, current	1,421	1,265
Total current liabilities	34,808	25,907
Warrants	967	2,298
Seller's Earn-Out	10	773
Operating lease liabilities, non-current	5,141	6,201
Total liabilities	40,926	35,179
Commitments and contingencies

Stockholders’ equity
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	93,304	83,566
Retained earnings	71,857	71,850
Total stockholders' equity	165,170	155,425
Total liabilities and stockholders’ equity	$206,096	$190,604

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$59,658	$51,781	$170,809	$166,082
Operating expenses:
Platform operations	28,004	25,237	89,145	83,444
Sales and marketing	13,719	11,478	45,769	44,018
Technology and development	10,371	4,251	20,824	16,644
General and administrative	6,183	5,264	17,821	20,697
Total operating expenses	58,277	46,230	173,559	164,803
Income (loss) from operations	1,381	5,551	(2,750)	1,279
Interest income, net	715	322	2,465	263
Gain on change in fair value of Seller's Earn-Out	13	1,644	763	17,308
(Loss) gain on change in fair value of warrants	(105)	1,607	1,331	9,868
Gain on deconsolidation of SymetryML	—	—	—	1,939
Loss on change in fair value of SAFE Notes	—	—	—	(788)
Loss on fair value of investment in SymetryML Holdings	(8)	(23)	(161)	(72)
Other income (expense), net	—	3	(49)	(21)
Total other income, net	615	3,553	4,349	28,497
Net income before provision for income taxes	1,996	9,104	1,599	29,776
Provision for income taxes	(654)	(1,528)	(1,592)	(988)
Net income	$1,342	$7,576	$7	$28,788
Less: Net loss attributable to noncontrolling interest	—	—	—	550
Net income attributable to AdTheorent Holding Company, Inc.	$1,342	$7,576	$7	$29,338
Earnings per share:
Basic	$0.02	$0.09	$0.00	$0.34
Diluted	$0.01	$0.08	$0.00	$0.32
Weighted-average common shares outstanding:
Basic	88,327,865	86,874,191	87,984,917	86,222,972
Diluted	92,620,835	91,822,577	92,465,503	92,621,822

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$7	$28,788
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	359	334
Amortization expense	8,872	7,830
Depreciation expense	193	193
Amortization of debt issuance costs	55	55
Gain on change in fair value of Seller's Earn-Out	(763)	(17,308)
Gain on change in fair value of warrants	(1,331)	(9,868)
Gain on deconsolidation of SymetryML	—	(1,939)
Loss on change in fair value of SAFE notes	—	788
Loss on fair value of investment in SymetryML Holdings	161	72
Deferred tax benefit	(3,613)	(6,528)
Equity-based compensation	9,223	11,188
Seller's Earn-Out equity-based compensation	—	1,364
Changes in operating assets and liabilities:
Accounts receivable	(15,620)	(425)
Income taxes recoverable	(32)	(50)
Prepaid expenses and other assets	(2,397)	3,307
Accounts payable	8,376	(2,844)
Accrued compensation, accrued expenses, and other liabilities	(590)	(1,039)
Net cash provided by operating activities	$2,900	$13,918
Cash flows from investing activities
Capitalized software development costs	(5,265)	(2,797)
Purchase of property and equipment	(108)	(330)
Decrease in cash from deconsolidation of SymetryML	—	(69)
Net cash used in investing activities	$(5,373)	$(3,196)
Cash flows from financing activities
Cash received for exercised options	306	459
Payments from revolver borrowings	—	(39,017)
Proceeds from SAFE notes	—	200
Proceeds from SymetryML preferred stock issuance	—	400
Taxes paid related to net settlement of restricted stock awards	(466)	(278)
Proceeds from employee stock purchase plan	315	—
Net cash provided by (used in) financing activities	$155	$(38,236)
Net decrease in cash and cash equivalents	(2,318)	(27,514)
Cash and cash equivalents at beginning of period	72,579	100,093
Cash and cash equivalents at end of period	$70,261	$72,579

Non-GAAP Financial Measures

The Company uses financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA and Adjusted Gross Profit. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity and make strategic decisions. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Because of the limitations associated with these non-GAAP financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a percentage of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate AdTheorent’s business.

The tables below show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP profitability measure. Adjusted Gross Profit is a non-GAAP financial measure of campaign profitability, monitored by Company management and the Board, used to evaluate the Company’s operating performance and trends, develop short- and long-term operational plans, and make strategic decisions regarding the allocation of capital. The Company believes this measure provides a useful period-to-period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, the Company adds back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.

The following table sets forth a reconciliation of revenue to Adjusted Gross Profit for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Revenue	$59,658	$51,781	$170,809	$166,082
Less: Platform operations	28,004	25,237	89,145	83,444
Gross Profit	31,654	26,544	81,664	82,638
Add back: Other platform operations	8,248	7,203	29,567	27,182
Adjusted Gross Profit	$39,902	$33,747	$111,231	$109,820

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined by the Company as net income, before interest income, net, depreciation, amortization and income tax provision. Adjusted EBITDA is defined as EBITDA before equity-based compensation expense, transaction costs, non-core operations and other non-recurring items. Net income is the most comparable GAAP measurement.

Collectively these non-GAAP financial measures are key profitability measures used by Company management and the Board to understand and evaluate its operating performance and trends, develop short-and long-term operational plans, measure performance goals in employee equity incentive awards, and make strategic decisions regarding the allocation of capital. The Company believes that these measures can provide useful period-to-period comparisons of campaign profitability. Accordingly, the Company believes that these measures provide useful information to investors and the market in understanding and evaluating its operating results in the same manner as Company management and the Board.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income	$1,342	$7,576	$7	$28,788
Interest income, net	(715)	(322)	(2,465)	(263)
Tax provision	654	1,528	1,592	988
Depreciation and amortization	2,446	2,008	9,065	8,023
EBITDA	$3,727	$10,790	$8,199	$37,536
Equity based compensation	3,299	2,561	9,223	11,188
Seller's Earn-Out equity-based compensation	—	—	—	1,364
Early termination fee (1)	6,300	—	6,300	—
Non-recurring legal fees (2)	222	—	222	—
Transaction costs (3)	—	—	166	(131)
Gain on change in fair value of Seller's Earn-Out (4)	(13)	(1,644)	(763)	(17,308)
Loss (gain) on change in fair value of warrants (5)	105	(1,607)	(1,331)	(9,868)
Gain on deconsolidation of SymetryML (6)	—	—	—	(1,939)
Loss on change in fair value of SAFE Notes (7)	—	—	—	788
Loss on fair value of investment in SymetryML Holdings	8	23	161	72
Separation expense related to headcount reductions	—	—	—	270
Non-core operations (8)	—	—	—	351
Adjusted EBITDA	$13,648	$10,123	$22,177	$22,323
(1)
Relates to a fee paid for the early termination of a vendor agreement.
(2)
Primarily attributable to the provision of evidentiary testimony requested by the Federal Trade Commission. The required deposition did not directly relate to the Company’s operations.
(3)
Includes professional fees directly related to the SPAC merger with MCAP Acquisition Corporation (the “Business Combination”) on December 22, 2021.
(4)
In connection with the Business Combination, a Seller's Earn-Out liability was recorded. The gain represents the decrease in fair value of the Seller's Earn-Out in the year ended December 31, 2023 and 2022.
(5)
In connection with the Business Combination, a liability for warrants was recorded. The loss represents the increase in fair value of the warrants for the three months ended December 31, 2023 and the gain represents the decrease in fair value of the warrants for the three months ended December 31, 2022. The gain represents the decrease in fair value of the warrants in the year ended December 31, 2023 and 2022.
(6)
On March 31, 2022, the Company deconsolidated SymetryML which resulted in a gain. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-K as of December 31, 2023 filed today, for more information.

(7)
On March 31, 2022, the SAFE Notes (defined below) were valued which resulted in a loss. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-K as of December 31, 2023 filed today, for more information.
(8)
Effective as of March 1, 2020, the Company effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. The Company periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Notes”) with several parties. The Company viewed SymetryML operations as non-core, and did not fund future operational expenses incurred in excess of SAFE Note funding secured. Effective March 31, 2022, the Company deconsolidated SymetryML. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-K as of December 31, 2023 filed today, for more information.

The following table presents Adjusted EBITDA as a percentage of Adjusted Gross Profit and Adjusted Gross Profit as a percentage of Revenue:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands, except for percentages)
Gross Profit	$31,654	$26,544	$81,664	$82,638
Net income	$1,342	$7,576	$7	$28,788
Net income as a percentage of Gross Profit	4.2%	28.5%	0.0%	34.8%
Adjusted Gross Profit	$39,902	$33,747	$111,231	$109,820
Adjusted EBITDA	$13,648	$10,123	$22,177	$22,323
Adjusted EBITDA as a percentage of Adjusted Gross Profit	34.2%	30.0%	19.9%	20.3%
Gross Profit	$31,654	$26,544	$81,664	$82,638
Revenue	$59,658	$51,781	$170,809	$166,082
Gross Profit as a percentage of Revenue	53.1%	51.3%	47.8%	49.8%
Revenue	$59,658	$51,781	$170,809	$166,082
Adjusted Gross Profit	$39,902	$33,747	$111,231	$109,820
Adjusted Gross Profit as a percentage of Revenue	66.9%	65.2%	65.1%	66.1%